EXHIBIT 99.4

FIVE JAB
TEXAS AND LOUISIANA



CLAY
COOKE
GRAY-SON
FANNIN
LAMAR
RED RIVER
DELTA
FRANK-LIN
BOWIE
JACK
WISE
DENTON
COLLIN
ROCK-WALL
HUNT
HOPKINS
TITUS
CASS
RAINS
MORRIS
PALO PINTO
PARKER
TARRANT
DALLAS
CAMP
WOOD
UPSHUR
MARION
KAUF-MAN
VAN ZANDT
GREGG
HARRISON
ERATH
HOOD
JOHN-SON
ELLIS
HENDERSON
SMITH
RUSK
PANOLA
SOMER-VELL
HILL
NAVARRO
BOSQUE
ANDERSON
CHEROKEE
NACOG-DOCHES
SHELBY
SAN AUGUSTINE
HAMIL-TON
MCLENNAN
FREE-STONE
LIMESTONE
CORYELL
FALLS
LEON
HOUSTON
TRINITY
ANGELINA
SABINE
LAM-PASAS
BELL
ROBER-TSON
MADI-SON
TYLER
JASPER
NEWTON
BURNET
MILAM
WALKER
POLK
WILLIAMSON
BURLE-SON
GRIMES
MONT-GOMERY
HARDIN
TRAVIS
LEE
LIBERTY
HAYS
BAST-ROP
FAYETTE
HARRIS
JEFFER-SON
ORANGE
COMAL
CALD-WELL
AUSTIN
COLO-RADO
GUADA-LUPE
GONZALES
FORT BEND
CHAMBERS
WILSON
LAVACA
WHARTON
BRAZORIA
CLAIBORNE
UNION
MOREHOUSE
LINCOLN
OUACHITA
RICHLAND
CADDO
BIENVILLE
JACKSON
MADISON
DE SOTO
RED RIVER
WINN
CALDWELL
FRANKLIN
TENSAS
NATCHITOCHES
LA SALLE
SABINE
GRANT
CATAHOULA
CONCORDIA
VERNON
RAPIDES
AVOYELLES
WASHINGTON
BEAUREGARD
ALLEN
EVANGELINE
ST. LANDRY
POINTE COUPEE
ST. HELENA
TANGIPAHOA
ST. TAMMANY
LIVINGSTON
CALCASIEU
ACADIA
ST. MARTIN
WEST BATON ROUGE
ORLEANS
CAMERON
VERMILION
LAFAYETTE
IBERIA
ST. MARY
LAFOURCHE
TERREBONNE
PLAQUEMINES